EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2001 relating to the financial statements and financial statement schedules, which appears in Charles River Laboratories International Inc.'s Annual Report on Form 10-K for the year ended December 30, 2000.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
May 21, 2001